Exhibit 10.2

AMENDED AND RESTATED ECHO GLOBAL LOGISTICS, INC.

2008 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

ECHO GLOBAL LOGISTICS, INC. 2008 STOCK INCENTIVE PLAN

AMENDED AND RESTATED
ECHO GLOBAL LOGISTICS, INC. 2008 STOCK INCENTIVE PLAN

Article 1.                                           Establishment, Objectives and Duration

1.1                               Establishment of the Plan.  Echo Global Logistics, Inc., a Delaware corporation, hereby establishes this Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (the “Plan”) as set forth herein.  Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2.  The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards.  In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.

The Plan, which has been approved by the Board of Directors and subsequently amended and restated by the Committee, subject to the approval of the Company’s stockholders, is to be effective upon the consummation of the Company’s Initial Public Offering and will remain in effect as provided in Section 1.3 hereof.

1.2                               Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

1.3                               Duration of the Plan.  The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions.  In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

1.4                               Plan Merger.  The Company’s Echo Global Logistics, LLC 2005 Stock Option Plan shall be merged into this Plan as of the Effective Date.  Except with respect to rights that may be protected under prior award agreements, stock or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.

Article 2.                                           Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate.  If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant’s:

(a)                                 willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)                                commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)                                 commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate.  Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.

“Change in Control” means the occurrence of any one or more of the following:

(a)                                 An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) by any Incumbent Stockholders (as defined below);

(b)                                Any person or persons acting as a group (in each case, other than any Incumbent Stockholders) acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company’s then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company’s then outstanding stock will be treated as a Change in Control;

(c)                                 Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that: (i) any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; and (ii) a Change in Control shall not be deemed to have occurred pursuant to this paragraph (c) if, after the Board is reconstituted, the Incumbent Stockholders beneficially own stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock;

(d)                                Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company’s stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets; or

(e)                                 Upon the happening of any other event(s) designated as a Change in Control for purposes of Section 409A.

For purposes of this definition of Change in Control, the term “Incumbent Stockholders” shall include each and every one of the following: Polygal Row, LLC, Frog Ventures, LLC, Richard A. Heise Living Trust, Echo Global Logistics Series C Investment Partners, LLC, Old Willow Partners, LLC, Blue Media, LLC, Green Media, LLC, Younes and Soraya Nazarian Revocable Trust, Younes Nazarian 2006 Annuity Trust - Echo Global, Soraya Nazarian 2006 Annuity Trust- Echo Global, Anthony Bobulinski, David Nazarian 2005 Annuity Trust EGL, Sam Nazarian, Baradaran Revocable Trust, Shulamit Nazarian Torbati, New Enterprise Associates 12, Limited Partnership, NEA Ventures 2006, Limited Partnership; or any of their respective Affiliates or successors.  In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are “independent directors” within the meaning of the marketplace rules of The NASDAQ Stock Market and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

“Company” means Echo Global Logistics, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

“Director” means any individual who is a member of the Board of Directors.

“Disability” shall mean:

(a)                                 A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)                                If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)                                 When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)                                Such other condition as may be determined by the Committee to constitute “disability” under Section 409A.

“Effective Date” means the date of the consummation of the Company’s Initial Public Offering, subject to the approval of the Plan by the Company’s stockholders.

“Employee” means any person employed by the Company or an Affiliate in a common law employee-employer relationship.  A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” of a Share on any given date shall be determined by the Committee as follows:

(a)                                 If the Share is listed for trading on The NASDAQ Stock Market (NASDAQ) or one or more other national securities exchanges, the last reported sales price on the NASDAQ or such other exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such other exchange on such date, the last reported sales price on the NASDAQ or such other exchange on the first day prior thereto on which such Share was so traded;

(b)                                If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

(c)                                 Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Initial Public Offering” or “IPO” means an initial public offering of the Company’s Shares pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

“Nonstatutory Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

“Participant” means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

“Performance Share” means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant’s attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

“Personal Leave” means a leave of absence as described in Section 5.3.

“Plan” means the Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

“Prior Plan” means the Echo Global Logistics LLC 2005 Stock Option Plan.  The Prior Plan shall be merged into this Plan as of the Effective Date and stock or unit options awarded and equity interests authorized for award under the Prior Plan shall be governed by, and available under, the terms of this Plan.

“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8.  The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria specified in the Award Agreement.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable in cash or in Shares (as specified in the Award Agreement).  The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Section 409A” means Code Section 409A and any applicable regulations or interpretive authority thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

“Service” means the provision of services to the Company or an Affiliate in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.  For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service.  However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.

“Shares” means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.

“Stock Appreciation Right” or “SAR” means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.

“Stock Award” means an Award of Shares pursuant to the terms of Article 10.

“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Code Section 424(f).

“Vested” means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement.  Similarly, terms such as “Vest,” “Vesting,” and “Unvested” shall be interpreted accordingly.

Article 3.                                           Administration

3.1                               The Committee.  The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the

Exchange Act, the “independent director” requirements of the marketplace rules of The NASDAQ Stock Market, and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions.

3.2                               Authority of the Committee.  Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to:  select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan.  Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan.  As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights.  Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its, his, or her sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3                               Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

3.4                               Change in Control.  In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

Article 4.                                           Shares Subject to the Plan and Maximum Awards

4.1                               Number of Shares Available for Awards.

(a)                                 Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 1,500,000 (prior to giving effect to the Company’s one for two reverse stock split).  The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000.  Except during any private-to-public transition period during which Section 162(m) does not apply (such as that described in Treas. Reg. § 1.162-27(f)), the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 1,000,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash.  All limits described in this Section 4.1(a) are subject to adjustment as provided in Section 4.3.

(b)                                The Prior Plan shall be merged into and continued in the form of this Plan as of the Effective Date.  Awards made and Shares awarded under the Prior Plan prior to the Effective Date, which remain outstanding on the Effective Date, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant’s tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under the first sentence of Section 4.1(a) above to the extent Shares remain available for issuance under the Prior Plan.  To the extent that Awards are granted under the Prior Plan in excess of the number of Shares available for issuance under the Prior Plan, such Awards will be available for issuance under this Plan and will count against the number of Shares authorized under the first sentence of Section 4.1(a) above.  No additional awards will be made under the Prior Plan on or after the Effective Date.

4.2                               Lapsed Awards.  Any Shares (a) subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan will thereafter be deemed to be available for Award.

4.3                               Adjustments in Authorized Shares.

(a)                                 In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)                                Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines.  The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.                                           Eligibility and Participation

5.1                               Eligibility.  An Employee shall be deemed eligible for participation upon such Employee’s first day of employment.  Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.

5.2                               Actual Participation.  Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3                               Personal Leave Status.

(a)                                 Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave.”  No Options shall be granted to a Participant during Personal Leave.  A Participant’s Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options.  A Participant’s Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options.  Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)                                The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant.  The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.                                           Options

6.1                               Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2                               Award Agreement.  Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines.  The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3                               Exercise Price.  The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.

6.4                               Duration of Options.  Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

6.5                               Dividend Equivalents.  The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options prior to the date of exercise.  Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall be designed to comply separately with Section 409A.

6.6                               Exercise of Options.  Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7                               Payment.  The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full:  (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law.  The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).

6.8                               Special Provisions for ISOs.  Notwithstanding any other provision of this Article 6 to the contrary, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)                                 The Committee may award Incentive Stock Options only to Employees.

(b)                                An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)                                 If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then:  (i) the exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)                                No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company’s stockholders approve the Plan.  If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.  No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company’s stockholders approved the Plan, whichever is earlier.

(e)                                 An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant’s termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant’s termination of Service for death or Disability.

(f)                                   An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

6.9                               Restrictions on Share Transferability.

The Committee may impose such restrictions on any Shares acquired through the exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.10                        Termination of Service.  Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)                                 In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination.  Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(b)                                In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option.  Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c)                                 In the event of termination of a Participant’s Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

(d)                                In the event of a Participant’s termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination.  Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.  However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant’s Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

Article 7.                                           Stock Appreciation Rights

7.1                               Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee.  Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

The grant price for any SAR shall be determined by the Committee, but the grant price for any SAR intended to be exempt from Section 409A shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted.  If the Committee determines that a SAR shall have a grant price that at any time can be less than the Fair Market Value on the date of grant, such SAR shall be subject to Section 409A and the provisions of Article 13 of the Plan.

7.2                               Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3                               Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

7.4                               Term of SAR.  The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5                               Payment of SAR Amount.  Upon the exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement.  At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.

7.6                               Termination of Service.  Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 8.                                           Restricted Stock and Restricted Stock Units

8.1                               Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

8.2                               Deferral of Compensation into Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section.  A Participant’s deferral under this section will be credited to the Participant in the form of Restricted Stock Units.  The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.

If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

8.3                               Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.4                               Other Restrictions.  Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws.  The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.5                               Payment of Awards.  Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit will be paid out in cash or Shares (as specified in the Award Agreement) to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.

8.6                               Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.7                               Dividends and Other Distributions.  During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares.  Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders.  Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.

An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units.  Distribution of such dividend equivalents shall be made at such time as permissible under Section 409A.

8.8                               Termination of Service.  Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 9.                                           Performance Shares

9.1                               Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.  The Award of Performance Shares may be based on the Participant’s attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant’s attainment of performance objectives, each as described in this Article 9.

9.2                               Value of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant.  The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant.  For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.

9.3                               Earning of Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4                               Award Agreement.  Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

9.5                               Form and Timing of Payment of Performance Shares.  Except as provided in Article 13, the target payment date of earned Performance Shares will be within the first two and one-half (2-1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned.  The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement.  Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.6                               Termination of Service.  Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 10.                                    Other Stock Awards

Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

Article 11.                                    Performance Measures

Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

(a)                                  earnings before interest and taxes (EBIT);

(b)                                 earnings before interest, taxes, depreciation and amortization (EBITDA);

(c)                                  net earnings;

(d)                                 operating earnings or income;

(e)                                  earnings growth;

(f)                                    net income (absolute or competitive growth rates comparative);

(g)                                 net income applicable to Shares;

(h)                                 cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i)                                     earnings per Share;

(j)                                     return on stockholders’ equity (absolute or peer-group comparative);

(k)                                  stock price (absolute or peer-group comparative);

(l)                                     absolute and/or relative return on common stockholders’ equity;

(m)                               absolute and/or relative return on capital;

(n)                                 absolute and/or relative return on assets;

(o)                                 economic value added (income in excess of cost of capital);

(p)                                 customer satisfaction;

(q)                                 expense reduction;

(r)                                    ratio of operating expenses to operating revenues;

(s)                                  gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(t)                                    revenue backlog; and

(u)                                 margins realized on delivered services.

The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval.  In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 12.                                    Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime.  If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 13.                                    Deferrals and Code Section 409A

13.1                        Purpose.  As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.

13.2                        Initial Deferral Elections.  The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish.  Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a)                                 A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(b)                                In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c)                                 Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d)                                Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e)                                 A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

13.3                        Distribution Dates.  Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(a)                                 a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b)                                the Participant’s death;

(c)                                 the Participant’s Disability;

(d)                                a change in control (as defined in Section 409A);

(e)                                 an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

(f)                                   a Participant’s termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant’s termination of Service; or

(g)                                such other events as permitted under Section 409A.

13.4                        Restrictions on Distributions.  No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company.  In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clause (i), (ii) or (iii) above.

13.5                        Redeferrals.  The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

13.6                        Termination of Deferred Compensation Arrangements.  In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(a)                                 the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A), provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b)                                the arrangement may be terminated in the Company’s discretion at any time, provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of a similar type for a period of five years following the termination of the arrangement; and

(c)                                 the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.                                    Rights of Participants

14.1                        Employment and Service.  Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or Service at any time.

14.2                        Participation.  No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15.                                    Amendment, Modification and Termination

15.1                        Amendment, Modification and Termination.  The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.  The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3), without the approval of the Company’s stockholders.

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).  The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price (other than pursuant to Section 4.3), without the approval of the Company’s stockholders.  Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2                        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee.  In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

15.3                        Awards Previously Granted.  No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4                        Compliance with Code Section 162(m).  Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan.  In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16.                                    Nontransferability of Awards.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).  All rights with respect to Performance Shares, Restricted Stock and

Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative.  Except as otherwise provided in a Participant’s Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative.  The Participant’s beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the Participant’s death.  The Committee may, in its discretion, require a Participant’s guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)                                 Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children.  Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children.  Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Plan.

(b)                                Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement.  If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.                                    Withholding

17.1                        Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

17.2                        Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction.  The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 18.                                    Indemnification

Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan.  Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 19.                                    Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 20.                                    Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

(a)                                  any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

(b)                                 the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.                                    Legal Construction

21.1                        Number.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and any singular term includes the plural.

21.2                        Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3                        Requirements of Law.  The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4                        Securities Law Compliance.  As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule.  To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

If at any time the Committee determines that exercising an Option or a SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares.  The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.  No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

21.5                        Awards to Foreign Nationals and Employees Outside the United States.  To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

21.6                        Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company.  The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.7                        Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

21.8                        Electronic Delivery and Evidence of Award.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements).  In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.  Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

21.9                        No Limitation on Rights of the Company.  The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

21.10                 Participant to Have No Rights as a Stockholder.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.